Exhibit 23.7

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the registration statement of Foundation Building Materials, Inc. on Form S-1, as it may be amended, of our Independent Auditor’s Report dated June 29, 2016 relating to the balance sheets of Ken Builders Supply, Inc. as of December 31, 2015 and 2014, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Fort Wright, Kentucky

January 27, 2017